UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  FEBRAURY 7, 2007

DATE OF EARLIEST EVENT REPORTED: FEBRUARY 7, 2007

KENILWORTH SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW YORK	0-08962	84-1641415
(State or other	(Commission file no.)	(IRS Employer
Jurisdiction of Incorporation)		Identification number)

185 WILLIS AVENUE, SUITE #4 MINEOLA, NY	11501
(Address of Principal Executive Office)	(Zip Code)

(516) 741-1352

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Press Releases and Contract Exhibit

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE OF INDEPENDENT AUDITORS:

The Company engaged KGS, LLP as its Independent Certifying Accountants.  The former Auditors, Demetrius & Company, LLP had advised the Company, on October 2, 2006, that the client-auditor relationship has ceased.  The ending of the relationship was not as the result of any dispute.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Registrant

/s/ Herbert Lindo
Herbert Lindo, Chairman

Dated: February 7, 2007